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                                                                      EXHIBIT 4B

                         COMMON STOCK PURCHASE WARRANT

                           SHARES AGGREGATE EXERCISE


Date of Issuance: January 4, 2000                  Certificate No. W-0______


     For value received, IJNT.NET, INC., a Delaware corporation (the
"Company"), hereby grants to ______________________ or its registered assigns (the "Registered Holder") the right to purchase from the Company ______________ (___________) shares of the Company's Common Stock, $0.001 par value ("Common Stock") at $9.8792 per share (the "Exercise Price"). This Warrant is one of the warrants to purchase Common Stock at the Exercise Price (collectively, the "Warrants") issued to certain investors of the Company pursuant to the Common Stock Purchase and Subscription Agreement between the Company and said investors dated as of December 31, 1999 (the "Stock Purchase Agreement"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.  Exercise of Warrant.
            -------------------

         IA. Exercise Period. The Registered Holder may exercise, in whole or in
             ---------------
part, the purchase rights represented by this Warrant at any time and from time to time during the three (3) year period commencing with the Common Stock Registration Date as defined in Section 5 hereof.

         1B. Exercise Procedure.
             ------------------

         (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

             (a)  a completed Exercise Agreement, as described in paragraph
         1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

             (b)  this Warrant;

             (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit II hereto evidencing the assignment of this warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7 hereof; and
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               (d)  a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

         (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser promptly after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall promptly deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

         (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

         (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company), provided, however, that the Company shall not be required to register any of the shares of Common Stock issued or issuable upon the exercise of this Warrant under any federal, state or other applicable securities law except as provided for in the Stock Purchase Agreement.

         (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

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          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance, if required).

          1C.    Exercise Agreement. Upon any exercise of this Warrant, the
                 ------------------
Exercise Agreement shall be substantially in the form set forth in Exhibit I
                                                                   ---------
hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1D.    Fractional Shares. If a fractional share of Common Stock would
                 -----------------
be issuable upon exercise of the rights represented by this Warrant, the Company may, at its option, issue a certificate including such fractional share pursuant to Section 1B(ii).

          Section 2. Adjustment of Exercise Price and Number of Shares. In order
                     -------------------------------------------------
to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

          2A.    Subdivision or Combination of Common Stock. If the Company at
                 ------------------------------------------
any time after the Closing Date of the Stock Purchase Agreement (the "Exercise Price Determination Date") subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time after the Exercise Price Determination Date combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2B.    Reorganization, Reclassification, Consolidation, Merger or
                 ----------------------------------------------------------
Sale. Any recapitalization, reorganization, reclassification, consolidation,
----
merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that

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holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to or at the time of the consummation of any Organic Change, the Company shall make appropriate provision to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such Organic Change, unless prior to or at the time of the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire.

     2C.   Certain Events. If any event occurs of the type contemplated by the
           --------------
provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an equitable adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants.

     2D.   Notices.
           -------

     (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     Section 3. Liquidating Dividends. If the Company declares or pays a
                ---------------------
dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock or Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend (less the Aggregate Exercise Price then unpaid) which would have been

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paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No Liquidating Dividend shall be paid prior to the Exercise Price Determination Date.

     Section 4. Purchase Rights. If at any time after the Exercise Price
                ---------------
Determination Date the Company grants, issues or sells any options, securities convertible into or exercisable for stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 5. Definitions.  The following  terms have meanings set forth
                -----------
below:

     "Common Stock" means the Company's Common Stock, $0.001 par value, and
      ------------
any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Common Stock Registration Date" means the effective date, which shall
      ------------------------------
occur in no event later than one (1) year from the date of issuance of this Warrant, of the Company's registration of the shares of its Common Stock issuable upon the exercise of all of the Warrants as required under the Stock Purchase Agreement.

     "Exercise Price Determination Date" shall have the meaning ascribed to
      ---------------------------------
it in Section 2 hereof.

     "Person" means an individual, a partnership, a joint venture, a
      ------
corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 6. No Voting Rights; Limitations of Liability. This Warrant
                ------------------------------------------
shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 7. Warrant Transferable. Subject to the transfer conditions
                --------------------
referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in

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part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

         Section 8.  Warrant Exchangeable for Different Denominations. This
                     ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         Section 9.  Replacement. Upon receipt of evidence reasonably
                     -----------
satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10. Notices. Except as otherwise expressly provided herein, all
                     -------
notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices, and (ii) to the Registered Holder of this warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         Section 11. Amendment and Waiver. Except as otherwise provided herein,
                     --------------------
the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least two-thirds of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 100% of the shares of Common Stock obtainable upon exercise of the Warrants.

         Section 12. Descriptive Headings; Governing Law. The descriptive
                     -----------------------------------
headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not

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constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of Delaware.


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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                   IJNT.NET, INC.


                                   By _____________________________
                                        Mary E. Blake, President


[Corporate Seal]

Attest:


_________________________
Jeffrey Matsen, Secretary

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